SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

June 5, 2006

EMERGE CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	02-28606	22-3387630
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 5, 2006, Mr. A.P. Shukis has amicably and formally resigned his position as Chief Financial Officer of Emerge Capital Corp. (the “Company”) due to family health reasons.

Effective June 5, 2006, Mr. William Chris Mathers has been appointed by the Board of Directors of the Company to serve as the Company’s Chief Financial Officer. Mr. Mathers has served as CFO and Financial Consultant to numerous public and private companies, including Seitel (OTCBB: SELA), Nexus Nano Electronics and CSI Business Finance, Inc. (OTCBB: CSIB). From January 1994 through January 2000, Mr. Mathers served as Chief Financial Officer of InterSystems, Inc., a publicly traded company on the American Stock Exchange. From 2000 through 2006, Mr. Mathers served as a contract Chief Financial Officer for Futures Commissions Merchants. Mr. Mathers brings substantial experience in complex GAAP and SEC reporting issues, as well as experience in start-up organizations. Mr. Mathers is also a Certified Public Accountant and began his career in the audit department of the accounting firm of Price Waterhouse. Mr. Mathers is a 1981 graduate of Southwestern University in Georgetown, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2006	EMERGE CAPITAL CORP.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer